UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

May 20, 2016

Date of Report (Date of earliest event reported)

EGALET CORPORATION

(Exact Name of Registrant as Specified in Charter)

State of Delaware	001-36295	46-357334
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

600 Lee Road, Suite 100

Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

610) 833-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 8.01              Other Events.

As previously reported by Egalet Corporation (“Egalet,” “we,” “us” or the “Company”), in April 2015, Purdue Pharma L.P., Purdue Pharmaceuticals L.P. and The P.F. Laboratories, Inc. (collectively, “Purdue”) commenced a patent infringement lawsuit against us and our Oxaydo® product licensor, Acura Pharmaceuticals Inc. (“Acura” ), in the United States District Court for the District of Delaware (Civ. No. 15-cv-00292 (D. Del.)) alleging our Oxaydo product infringes Purdue’s U.S. Patent No. 8,389,007 (the “007 Patent”).  In April 2016, Purdue commenced a second patent infringement lawsuit against us and Acura in the United States District Court for the District of Delaware (Civ. No. 16-cv-00256-RGA (D. Del.)) alleging our Oxaydo product infringes Purdue’s newly issued U.S. Patent No. 9,308,171 (the “171 Patent”).  The above actions regarding the 007 Patent and the 171 Patent are referred to as the “Actions”.   On April 6, 2016, Acura filed a petition for Inter Parties Review (IPR 2016-00849) with the U.S. Patent and Trademark Office (“USPTO”) seeking to invalidate Purdue’s 007 Patent (the “IPR Review”).

On May 20, 2016, Purdue on behalf of themselves and certain affiliates, Acura, on behalf of itself and its affiliates and we, on behalf of our self and our affiliates, entered into a settlement agreement (the “Settlement Agreement”) to settle the Actions and the IPR Review. Under the Settlement Agreement the parties will dismiss or withdraw the Actions, request that the USPTO terminate the IPR Review and exchange mutual releases.  No payments of money are being made under the Settlement Agreement.

The Settlement Agreement also provides that Purdue will not, in the future, assert certain Purdue U.S. patents, including the 007 Patent, the 171 Patent and related technologies (the “Purdue Patents”) against any Acura Settlement Product or Egalet Settlement Product (each as defined below) (except generally in an action or interference by Acura or Egalet challenging a Purdue Patent).  “Acura Settlement Products” and “Egalet Settlement Products,” generally, are certain immediate-release products and extended-release products containing morphine, including Oxaydo and EGALET’s product candidate ARYMO™ ER (morphine sulfate) extended-release tablets (“Arymo”).  In addition, the Settlement Agreement provides that Purdue will not challenge, with certain exceptions, the Acura/Egalet Patents with respect to the Purdue Settlement Products (as defined below) and that Purdue provides Acura and/or Egalet certain waivers of non-patent marketing exclusivity with respect to Purdue Settlement Products.

The Settlement Agreement also provides that Acura and Egalet will not, in the future, assert certain Acura and/or Egalet U.S. patents (the “Acura/Egalet Patents”), including Arymo patents, against any Purdue Settlement Products (except generally in an action or interference by Purdue challenging an Acura/Egalet Patent).  “Purdue Settlement Products” are certain immediate-release and extended-release products.  In addition, the Settlement Agreement provides that Acura and Egalet will not challenge, with certain exceptions, the Purdue Patents with respect to the Acura Settlement Products and Egalet Settlement Products and that Acura and Egalet provide Purdue certain waivers of non-patent marketing exclusivity with respect to the Acura Settlement Products and Egalet Settlement Products.  In addition, Purdue has certain rights to exclusively negotiate, under a specified time period, for potential distribution of an authorized generic version of certain Egalet Settlement Products, including, in some circumstances, Oxaydo and Arymo, and other products using Acura’s Aversion® Technology if licensed to Egalet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer